
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from (A) the unaudited statements of assets and liabilities of Berthel Growth & Income
Trust I as of March 31, 1996, and the unaudited statement of operations of the Trust for the three months ended March 31, 1996 and is qualified in its entirety by reference to such (B) financial statements.
</LEGEND>
<CIK> 0000937969
<NAME> BERTHEL GROWTH AND INCOME TRUST I

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                          26,167
<SECURITIES>                                 4,968,500
<RECEIVABLES>                                    9,832
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             5,004,499
<PP&E>                                           3,916<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               5,008,415
<CURRENT-LIABILITIES>                          306,160
<BONDS>                                              0
<COMMON>                                     4,709,892
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      (7,637)<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 5,008,415
<SALES>                                              0
<TOTAL-REVENUES>                                56,045
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                48,999
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                  7,046
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              7,046
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     7,046
<EPS-PRIMARY>                                     1.78<F1>
<EPS-DILUTED>                                     1.78

<F1>Net income per beneficial share is based on
    the weighted average of shares outstanding which was 3,968 shares for the period ended
    March 31, 1996.
<F2>Organizational Costs, net
<F3>Negative retained earnings.

